News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	July 24, 2018
Contact:	Maria R. Hawthorne
(818) 244-8080, Ext. 1370

PS Business Parks, Inc. Reports Results for the Quarter Ended June  30, 2018

and Increases Quarterly Common Dividend by 23.5% to $1.05 Per Share

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the three and six months ended June 30, 2018.

Operating Results for the Three Months Ended June 30, 2018

Net income allocable to common shareholders was $70.2 million, or $2.56 per diluted common share, for the three months ended June  30, 2018, an increase of $45.5 million, or 183.8%, from $24.7 million, or $0.90 per diluted common share, for the same period in 2017.  The increase was mainly due to  gain on sale of an office park in Orange County, California, and an industrial park in Dallas, Texas, during the second quarter of 2018 and an increase in net operating income (“NOI”–described below) with respect to our real estate facilities. The increase in NOI includes a $1.4 million increase for our Same Park facilities (described below) due primarily to an increase in rental rates and occupancy combined with increased NOI from our non-Same Park and multi-family assets, partially offset by reduced NOI with respect to facilities we sold.

Operating Results for the Six Months Ended June 30, 2018

Net income allocable to common shareholders was $116.3 million, or $4.24 per diluted common share, for the six months ended June 30, 2018, an increase of $65.1 million, or 127.4%, from $51.1 million, or $1.87 per diluted common share, for the same period in 2017. The increase was mainly due to gain on sale of two office parks in Orange County, California, and an industrial park in Dallas, Texas, during 2018 and an increase in NOI with respect to our real estate facilities. The increase in NOI includes a $1.9  million increase for our Same Park facilities due primarily to an increase in rental rates and occupancy combined with increased NOI from our non-Same Park and multi-family assets, partially offset by reduced NOI with respect to facilities we sold.

Funds from Operations

Funds from operations (“FFO”) per share was $1.59 for the three months ended June 30, 2018,  as compared to $1.55 for the same period in 2017,  an increase of $0.04 per share. FFO per share was $3.18 for the six months ended June 30, 2018, an increase of $0.11 per share from the six months ended June 30, 2017 of $3.07.

FFO, which is described in more detail below, is a non-GAAP (generally accepted accounting principles) measure defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation and amortization expense, gains and losses from sales and impairment charges with respect to real estate assets.

Property Operations–Same Park Portfolio

To evaluate the ongoing performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (the “Same Park” facilities). The Same Park portfolio includes all properties we owned and operated as of June  30, 2018 that were acquired prior to January 1, 2016, except for an asset held for sale described below under “Property Dispositions.” For the three and six months ended June 30, 2018 and 2017, the Same Park facilities constitute 26.9 million rentable square feet, representing 95.1% of the 28.3 million rentable square feet in the Company’s total portfolio as of June 30, 2018.

The following table presents the operating results of the Company’s Same Park facilities for the three and six months ended June 30, 2018 and 2017 (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For The Six Months
	Ended June 30,			Ended June 30,
	2018	2017	Change	2018	2017	Change
Rental income	$97,760	$95,464	2.4%	$195,782	$191,220	2.4%
Adjusted cost of operations (1) (3)	28,865	28,008	3.1%	58,900	56,222	4.8%
Net operating income (2) (3)	$68,895	$67,456	2.1%	$136,882	$134,998	1.4%

Selected Statistical Data
Gross margin (4)	70.5%	70.7%	(0.3%)	69.9%	70.6%	(1.0%)
Weighted average square foot occupancy	94.6%	93.7%	1.0%	94.6%	94.1%	0.5%
Annualized rental income per occupied
square foot	$15.36	$15.15	1.4%	$15.38	$15.10	1.9%

(1)Adjusted cost of operations excludes Long-Term Equity Incentive Plan (“LTEIP”) amortization, which can vary significantly period to period based upon the performance of the whole company, rather than just property operations.

(2)We evaluate the performance of our business parks primarily based on NOI, a non-GAAP financial measure, because we believe NOI is an important measure of the value and performance of our real estate. We believe investors utilize NOI in a similar manner and for similar reasons. We define NOI as rental income less adjusted cost of operations. NOI excludes depreciation and amortization expense because management and investors do not consider it important in valuing real estate or evaluating real estate performance, because depreciation and amortization expense assumes the value of real estate declines ratably from its historical cost based upon the passage of time, while we believe the value of real estate changes based upon cash flow and other market factors.

(3)Our calculation of adjusted cost of operations and NOI may not be comparable to those of other companies and should not be used as an alternative to measure performance calculated in accordance with GAAP.  See “Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures” below for reconciliations of each of these measures to their closest analogous GAAP measure on our income statements.

(4)Computed by dividing NOI by rental income.

The following table summarizes selected quarterly financial data with respect to the Same Park facilities (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31
Rental income
2018	$98,022	$97,760	$—	$—
2017	$95,756	$95,464	$96,073	$97,211

Adjusted Cost of Operations
2018	$30,035	$28,865	$—	$—
2017	$28,214	$28,008	$29,191	$29,642

Snow removal
2018	$794	$40	$—	$—
2017	$378	$103	$—	$63

Utilities
2018	$5,713	$5,242	$—	$—
2017	$5,448	$5,295	$5,798	$5,393

Weighted average square foot occupancy
2018	94.6%	94.6%	—	—
2017	94.6%	93.7%	94.1%	95.1%

Annualized rental income per occupied square foot
2018	$15.40	$15.36	$—	$—
2017	$15.05	$15.15	$15.18	$15.20

Property Acquisition

On June 8, 2018, we acquired two multi-tenant industrial parks aggregating 1.1 million rentable square feet in Springfield, Virginia, for a net purchase price of $143.8 million. The portfolio consists of 19 buildings and was 76.1% occupied as of the date of acquisition. The 19 buildings are located in the Springfield/Newington industrial submarket where we already own three industrial parks totaling 606,000 square feet.

Property Dispositions

During the six months ended June 30, 2018, as previously announced, we sold Corporate Pointe Business Park and Orange County Business Center for an aggregate $115.0 million in net proceeds, and on April 30, 2018, we sold Northgate Business Park, consisting of seven multi-tenant flex buildings totaling 194,000 square feet located in Dallas, Texas, for net proceeds of $11.8 million. In connection with these dispositions, we recorded gains of $58.4 million and $85.3 million for the three and six months ended June 30, 2018, respectively. We deferred substantially all of the taxable gains by acquiring the Springfield, Virginia, assets noted above.

We have one remaining facility that we are seeking to dispose of with 107,000 rentable square feet located in Orange County, California.

Distributions Declared

On July 24, 2018, the Board of Directors declared a quarterly dividend of $1.05 per common share, an increase of 23.5% from $0.85 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions are payable on September 27, 2018 to shareholders of record on September 12, 2018.

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant industrial, flex and office space. As of June 30, 2018,  the Company wholly owned 28.3 million rentable square feet with approximately 5,000 commercial customers in six states and a 95.0% interest in a  395-unit apartment complex.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday, July 25, 2018, at 9:00 a.m. PDT (12:00 p.m. EDT) to discuss the second quarter results. The toll free number is (888) 299-3246; the conference ID is 2377708. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August  25, 2018 at (855) 859-2056, as well as via webcast on the Company’s website. Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS

Cash and cash equivalents	$7,214	$114,882

Real estate facilities, at cost
Land	816,656	769,036
Buildings and improvements	2,362,209	2,156,862
	3,178,865	2,925,898
Accumulated depreciation	(1,201,990)	(1,161,798)
	1,976,875	1,764,100
Properties held for sale, net (1)	9,465	49,259
Land and building held for development	30,068	29,665
	2,016,408	1,843,024
Investment in and advances to unconsolidated joint venture	—	100,898
Rent receivable, net	1,807	1,876
Deferred rent receivable, net	31,917	32,062
Other assets	14,969	7,417
Total assets	$2,072,315	$2,100,159

LIABILITIES AND EQUITY

Accrued and other liabilities	$81,296	$80,223
Preferred stock called for redemption	—	130,000
Credit facility	10,000	—
Total liabilities	91,296	210,223
Commitments and contingencies
Equity
PS Business Parks, Inc.’s shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
38,390 shares issued and outstanding at
June 30, 2018 and December 31, 2017	959,750	959,750
Common stock, $0.01 par value, 100,000,000 shares authorized,
27,331,834 and 27,254,607 shares issued and outstanding at
June 30, 2018 and December 31, 2017, respectively	272	272
Paid-in capital	733,617	735,067
Accumulated earnings (deficit)	69,448	(1,778)
Total PS Business Parks, Inc.’s shareholders’ equity	1,763,087	1,693,311
Noncontrolling interests	217,932	196,625
Total equity	1,981,019	1,889,936
Total liabilities and equity	$2,072,315	$2,100,159

(1)Includes the net book value of the properties described under “Property Dispositions” above. The amounts at December 31, 2017 include reclassifications for additional properties held for sale.

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017

Rental income	$101,824	$99,800	$205,583	$199,861

Expenses
Cost of operations	31,256	30,250	64,256	61,283
Depreciation and amortization	24,416	23,628	48,298	46,706
General and administrative	2,368	2,443	4,674	5,274
Total operating expenses	58,040	56,321	117,228	113,263

Operating income	43,784	43,479	88,355	86,598
Interest and other income	294	154	578	387
Interest and other expense	(167)	(285)	(332)	(469)
Equity in loss of unconsolidated joint venture	—	(382)	—	(382)
Gain on sale of real estate facilities	58,448	1,209	85,283	1,209
Gain on sale of development rights	—	—	—	3,865
Net income	102,359	44,175	173,884	91,208
Allocation to noncontrolling interests	(18,400)	(6,645)	(30,300)	(13,746)
Net income allocable to PS Business Parks, Inc.	83,959	37,530	143,584	77,462
Allocation to preferred shareholders	(12,959)	(12,591)	(25,962)	(25,882)
Allocation to restricted stock unit holders	(779)	(197)	(1,353)	(445)
Net income allocable to common shareholders	$70,221	$24,742	$116,269	$51,135

Net income per common share
Basic	$2.57	$0.91	$4.26	$1.88
Diluted	$2.56	$0.90	$4.24	$1.87

Weighted average common shares outstanding
Basic	27,322	27,200	27,294	27,174
Diluted	27,423	27,412	27,395	27,384

PS BUSINESS PARKS, INC.

Computation of Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Computation of Funds From Operations (1)

Net income allocable to common shareholders	$70,221	$24,742	$116,269	$51,135
Adjustments
Gain on sale of real estate facilities and development rights	(58,448)	(1,209)	(85,283)	(5,074)
Depreciation and amortization expense	24,416	23,628	48,298	46,706
Depreciation from unconsolidated joint venture	—	104	—	104
Net income allocated to noncontrolling interests	18,400	6,645	30,300	13,746
Net income allocated to restricted stock unit holders	779	197	1,353	445
FFO (income) loss allocated to joint venture partner	(2)	—	11	—
FFO allocable to common and dilutive shares	$55,366	$54,107	$110,948	$107,062

Weighted average outstanding:
Common shares	27,322	27,200	27,294	27,174
Operating partnership units	7,305	7,305	7,305	7,305
Restricted stock units	156	179	189	196
Common share equivalents	101	212	101	210
Total common and dilutive shares	34,884	34,896	34,889	34,885

Net income per common share—diluted	$2.56	$0.90	$4.24	$1.87
Gain on sale of real estate facilities and development rights	(1.67)	(0.03)	(2.44)	(0.14)
Depreciation and amortization expense, including amounts
from unconsolidated joint venture	0.70	0.68	1.38	1.34
FFO per share (1)	$1.59	$1.55	$3.18	$3.07

Computation of Funds Available for Distribution ("FAD") (1)

FFO allocable to common and dilutive shares	$55,366	$54,107	$110,948	$107,062
Adjustments
Recurring capital improvements	(2,329)	(2,780)	(3,460)	(3,425)
Tenant improvements	(3,817)	(9,165)	(7,757)	(15,641)
Lease commissions	(1,834)	(1,607)	(3,773)	(3,145)
Straight-line rent	(609)	(753)	(1,344)	(1,634)
Non-cash stock compensation expense	671	1,563	1,781	3,646
Cash paid for taxes in lieu of shares upon vesting of
restricted stock units	—	(47)	(4,529)	(3,403)
In-place lease adjustment	16	(9)	23	(34)
Tenant improvement reimbursements, net of lease incentives	(619)	(495)	(1,134)	(856)
Capitalized interest	—	(227)	—	(506)
FAD	$46,845	$40,587	$90,755	$82,064
Distributions to common shares and units	$29,675	$29,522	$59,351	$59,025
Distribution payout ratio	63.3%	72.7%	65.4%	71.9%

(1)FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation and amortization expense, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FFO per share represents FFO allocable to common and dilutive shares, divided by aggregate common and dilutive shares. FAD represents FFO adjusted to (a) deduct capital expenditures that maintain the real estate values, tenant improvements and lease commissions and (b) eliminate certain non-cash expenses or income such as straight-line rent and non-cash stock compensation expense. We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment and common distributions. We believe investors and analysts utilize FAD in a similar manner.  FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PS BUSINESS PARKS, INC.

Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For the Three Months			For The Six Months
	Ended June 30,			Ended June 30,
	2018	2017	Change	2018	2017	Change
RENTAL INCOME
Same Park	$97,760	$95,464	2.4%	$195,782	$191,220	2.4%
Non-Same Park	1,336	314	325.5%	1,944	605	221.3%
Multi-family	1,738	—	100.0%	3,162	—	100.0%
Assets sold or held for sale (1)	990	4,022	(75.4%)	4,695	8,036	(41.6%)
Total rental income	101,824	99,800	2.0%	205,583	199,861	2.9%

COST OF OPERATIONS
Adjusted Cost of Operations
Same Park	28,865	28,008	3.1%	58,900	56,222	4.8%
Non-Same Park	564	270	108.9%	924	624	48.1%
Multi-family	973	—	100.0%	1,970	—	100.0%
Assets sold or held for sale (1)	550	1,565	(64.9%)	1,803	3,234	(44.2%)
LTEIP amortization	304	407	(25.3%)	659	1,203	(45.2%)
Total cost of operations	31,256	30,250	3.3%	64,256	61,283	4.9%

OPERATING INCOME
Net operating income
Same Park	68,895	67,456	2.1%	136,882	134,998	1.4%
Non-Same Park	772	44	1,654.5%	1,020	(19)	5,468.4%
Multi-family	765	—	100.0%	1,192	—	100.0%
Assets sold or held for sale (1)	440	2,457	(82.1%)	2,892	4,802	(39.8%)
LTEIP amortization	(304)	(407)	(25.3%)	(659)	(1,203)	(45.2%)
Depreciation and amortization	(24,416)	(23,628)	3.3%	(48,298)	(46,706)	3.4%
General and administrative	(2,368)	(2,443)	(3.1%)	(4,674)	(5,274)	(11.4%)
Operating income	$43,784	$43,479	0.7%	$88,355	$86,598	2.0%

(1)Amounts for the three and six months ended June  30, 2018 represent the operations of the properties described under “Property Dispositions” above.